PROMISSORY NOTE

$1,300,000                                                      December 9, 1998


      FOR VALUED RECEIVED, Medical Sterilization, Inc. ("Maker"), a New York corporation, with offices at 225 Underhill Boulevard, Syosset, New York 11791, promises to pay to the order of TFX Equities, Inc. ("Payee"), the sum of $1,300,000 together with interest on the unpaid balance as set forth below. All sums are payable by mail to the Payee at 155 South Limerick Road, Limerick, Pennsylvania 19468, Attention: Treasury. The issuance of this instrument shall be construed as a discharge of all rights, claims, or demands that Payee may have against Maker under those certain Promissory Notes issued by Maker to Payee dated August 12, 1998, September 30, 1998, October 26, 1998 and November 18, 1998, with the exception of accrued interest thereon.

                                    Interest

      1. The unpaid principal balance shall bear interest at the rate of 8%. Interest is calculated on the basis of actual days elapsed divided by 360 days per year.

                        Payment of Principal and Interest

      2. The outstanding principal of this Note and interest then due shall be due and payable on January 3, 2000. This Note may be prepaid in whole or in part at any time, provided interest accrued on the amount prepaid is paid at the same time.

      3. Interest shall be payable monthly on the last day of each month, first payment being due December 31, 1998.

                                     Default

      4. On default of any payments of interest or principal due or other default under this Note and the failure of Maker to cure that default within five (5) days after receipt by Maker at its address, above, of a written notice of such default addressed to its Chief Financial Officer, the Payee, at its election, may accelerate the due date of the entire principal, in which event the remaining unpaid balance of principal, and interest accrued to that date, shall become immediately due and payable. The dissolution, termination of existence, insolvency, business failure, appointment of receiver for any part of the property of, assignment for the benefit of creditors by, or commencement of any proceedings in bankruptcy or insolvency by or against Maker and which is not dismissed within thirty (30) days shall be a default under this Note. The default by the Maker under any other agreement or instrument for borrowed money shall be a default hereunder.

                                     Waiver

      5. Except as otherwise provided in this Note, Maker, sureties, and endorsers of this Note severally waive demand, notice of dishonor, diligence in collecting, grace, and notice of protest. Any failure by Payee to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time, or from time to time thereafter.

                                 Attorneys' Fees

      6. If this Note is not paid at maturity and is placed in the hands of an attorney for collection, or if it is collected through a bankruptcy court, a probate court, or any other court after maturity, then the Payee shall be entitled to reasonable attorneys' fees.

                           Compliance With Usury Laws

      7. All agreements between the Maker and the Payee are hereby expressly limited so that in no contingency or event shall the amount paid or agreed to be paid to the Payee for the use, forbearance, or detention of the money to be loaned under this Note exceed the maximum amount permissible under the laws of Pennsylvania. If, at the time of any interest payment, the payment amount due under this Note exceeds the legal limit, the obligation shall be reduced to the legal limit. If the Payee should ever receive as interest an amount that exceeds the highest lawful rate, the amount that would be excessive as interest shall be applied to the reduction of the principal amount owing under this Note, and not to the payment of interest.

                                 Choice of Laws

      8. This Note and the rights and duties of the parties hereto shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

      9. Maker represents and warrants that this Note has been duly authorized by all proper corporate authority of Maker and is the valid, legal and binding obligation of Maker enforceable against Maker in accordance with its terms.

      IN WITNESS WHEREOF, the Maker has caused this Note to be signed by its President and Chief Financial Officer and its corporate seal to be affixed hereto this 8th day of December, 1993.


ATTEST:                                 MEDICAL STERILIZATION, INC.


/s/ [ILLEGIBLE]                         By: /s/ D. Michael Deignan
------------------------                    ------------------------------------
                                        Name:  D. Michael Deignan
                                        Title: CEO